Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192670, 333-196913, 333-210264 on Form S-3, Registration Statement No. 333-210265 on Form S-4 and Registration Statement Nos. 333-143863, 333-176789 and 333-203018 on Form S-8 of our reports relating to the consolidated financial statements of StoneMor Partners L.P. and subsidiaries (“Partnership”) dated February 29, 2016, November 9, 2016 as to the effects of the restatement discussed in Note 2, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2), and our report relating to the effectiveness of the Partnership’s internal control over financial reporting dated February 29, 2016, November 9, 2016, as to the effects of the material weaknesses described in Management’s Report on Internal Control Over Financial Reporting (as revised), (which report expresses an adverse opinion on the effectiveness of the Partnership’s internal control over financial reporting because of material weaknesses), appearing in the Annual Report on Form 10-K/A of the Partnership for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

November 9, 2016

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